UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 3, 2006

Desert Capital REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

333-128885	20-0495883
(Commission File Number)	(IRS Employer Identification No.)

1291 Galleria Drive, Suite 200, Henderson, Nevada	89014
(Address of Principal Executive Offices)	(Zip Code)

(800) 419-2855
(Registrant’s Telephone Number, Including Area Code)

NONE.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance On Previously Issued Financial Statements Or A Related Audit Report or Completed Interim Review

As a result of a review of our Form 10-K by the Securities and Exchange Commission, Desert Capital REIT (the “Company”) concluded that its previously issued financial statements and financial information for the fiscal year ended December 31, 2005, and for the six month period ended June 30, 2006 should no longer be relied upon and are being restated in order to correct an error regarding the accounting for the purchase of Consolidated Mortgage.

The Company is restating its financial statements to properly reflect the accounting of the acquisition of Consolidated Mortgage. The originally filed financial statements fully consolidated the financial statements of Consolidated Mortgage as of January 1, 2005. The acquisition was made in installments and we purchased a controlling interest in Consolidated Mortgage on April 1, 2005. The financial statements are being restated to account for Consolidated Mortgage using the equity method prior to acquiring a controlling interest. Net income is not being affected by the restatements.

On November 1, 2006, the Company filed an amendment to our Form 10-K for the year ended December 31, 2005 to correct the error. The Company expects to file an amendment to the Form 10-Q for the six month period ended June 30, 2006 as soon as practical to reflect the correct accounting and related disclosures.

The Audit Committee and the Company’s Officers have discussed the matters disclosed in this filing with Eide Bailly LLP, the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2006

                        DESERT CAPITAL REIT, INC.

                     By:  /s/Jonathan Arens
                Jonathan Arens
                Chief Financial Officer